Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-32296, 333-40958, 333-62582, 333-136615, 333-139792, 333-145121, 333-171926, 333-211859, 333-256927 and 333-272494 on Form S-8 of our reports dated February 23, 2026, relating to the financial statements of Upbound Group, Inc. and the effectiveness of Upbound Group Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP
Dallas, Texas
February 23, 2026